AGREEMENT AND DEED OF TRANSFER

THIS AGREEMENT AND DEED OF TRANSFER is dated for reference as of the 19th day of April, 2006.

BETWEEN:

INVENTA HOLDING GMBH, a company duly formed under the laws of Germany, with its principal office at Friedrich-List-Allee 10, 41488 Wegberg-Wildenrath, Germany

(hereinafter called the "Transferor")

OF THE FIRST PART

AND:

TRITON RESOURCES, INC., a corporation duly formed under the laws of Nevada with its principal office at 7363 – 146A Street, Surrey, BC, Canada V3S 8Y8.

(hereinafter called the "Transferee")

OF THE SECOND PART

THIS DOCUMENT WITNESSES THAT for value received, the receipt and sufficiency of which is hereby acknowledged, the Transferor DOES HEREBY assign to the Transferee all of the Transferor’s shares, rights and interests in Skyflyer Technology GmbH, a limited liability company duly formed under the laws of the Federal Republic of Germany, registered in the commercial register of the Magistrate Court (Amtsgericht) Mönchengladbach under commercial registration No. HRB 11257, being a 100% ownership interest, free and clear of all liens, charges and encumbrances, and Transferee DOES HEREBY accept such assignment.

1.	The Transferor hereby represents to the Transferee that the Transferor has all necessary authority to execute this Agreement and Deed of Transfer.

2.	The Transferee hereby represents to the Transferor that the Transferee has all necessary authority to execute this Agreement and Deed of Transfer.

3.	The Transferee and the Transferor agree to enter into any other documents and take such further actions as shall be necessary to give effect to this Agreement and Deed of Transfer.

4.

Notwithstanding execution of this document and the transfer of the ownership of Skyflyer Technology GmbH, the representations of the Transferee and the Transferor made in the agreement among the Transferee, the Transferor, Skyflyer Technology GmbH, and Perry Augustson dated for reference as of the 31st day of March, 2006, shall survive this transfer of interest and remain in force and effect.

5.	This Agreement may be executed in one or more counter-parts, each of which so executed shall constitute an original and all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

INVENTA HOLDING GMBH		TRITON RESOURCES, INC.

Per:	/s/ Deiter Wagels	Per:	/s/ Perry Augustson
Deiter Wagels, Managing Director

/s/ Manfred Sappok
Manfred Sappok, Managing Director